Exhibit 21.1

Subsidiaries of Delphi Technologies PLC

Entity Name	Jurisdiction of Formation	Economic Interest if not 100%
Alliance Friction Technology Pvt Ltd	India	10%
AS Catalizadores Ambientales, S. de R.L. de C.V.	Mexico
Beijing Delphi Technology Development Company, Ltd.	Peoples Republic of China
Beijing Delphi Wan Yuan Engine Management Systems Company, Ltd.	Peoples Republic of China	51%
BGMD Servicos Automotivos Ltda.	Brazil	30%
Closed Joint Stock Company PES/SCC	Russian Federation	51%
D2 Industrial Development and Production SRL	Romania
Delphi Automotive France SAS	France
Delphi Automotive Korea Ltd.	Korea
Delphi Automotive Operations UK Limited	England and Wales
Delphi Automotive Systems Australia Ltd.	Australia
Delphi Automotive Systems Singapore Investments Pte Ltd	Singapore
Delphi Canada Inc.	Ontario
Delphi Diesel Systems (Yantai) Co., Ltd.	Republic of China
Delphi Diesel Systems (Yantai) Co., Ltd Suzhou Branch	Republic of China
Delphi Diesel Systems Limited	England and Wales
Delphi Diesel Systems Pakistan (Private) Limited	Pakistan
Delphi Diesel Systems Pension Trustees Limited	England and Wales
Delphi Diesel Systems Romania Srl	Romania
Delphi Diesel Systems S.L.	Spain
Delphi Diesel Systems, S. de R.L. de C.V.	Mexico
Delphi Electronics Overseas Company Ltd	England and Wales
Delphi Financial Operations UK Limited	England and Wales
Delphi Financial Services (UK) Limited	England and Wales
Delphi France Holding SAS	France
Delphi Holdfi Holdings S.a r.l.	Luxembourg
Delphi Holdfi Luxembourg S.a r.l.	Luxembourg

Exhibit 21.1

Subsidiaries of Delphi Technologies PLC

Delphi Japan Limited Co.	Japan
Delphi Lockheed Automotive Limited	England and Wales
Delphi Lockheed Automotive Pension Trustees Limited	England and Wales
Delphi Luxembourg Investments S.a r.l.	Luxembourg
Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim Sirket	Turkey
Delphi Powertrain Poland, sp.z.o.o.	Poland
Delphi Powertrain Corporation	Delaware
Delphi Powertrain International Services, LLC	Delaware
Delphi Powertrain Systems Deutschland GmbH	Germany
Delphi Powertrain Systems Holdings S.àr.l.	Luxembourg
Delphi Powertrain Systems Hungary Kft	Hungary
Delphi Powertrain Systems Indústria e Comércio Ltda.	Brazil
Delphi Powertrain Systems Italia S.r.l.	Italy
Delphi Powertrain Systems Korea Ltd.	Korea
Delphi Powertrain Systems Management Limited	United Kingdom
Delphi Powertrain Systems Manufacturing Management S.àr.l.	Luxembourg
Delphi Powertrain Systems Netherlands B.V.	Netherlands
Delphi Powertrain Systems Operations Luxembourg S.àr.l.	Luxembourg
Delphi Powertrain Systems Portugal, Unipessoal Lda	Portugal
Delphi Powertrain Systems, LLC	Delaware
Delphi Powertrain Technologies General Partnership	Delaware
Delphi Propulsion Systems Private Limited	India
Delphi Shanghai Dynamics and Propulsion Systems Co., Ltd.	Peoples Republic of China
Delphi Singapore Financing Pte. Ltd.	Singapore
Delphi Singapore Holdings Pte. Ltd.	Singapore
Delphi Singapore Investments Pte. Ltd.	Singapore
Delphi Technologies IP Limited	Barbados

Exhibit 21.1

Subsidiaries of Delphi Technologies PLC

Delphi Trading (Shanghai) Company Limited	Peoples Republic of China
Delphi-TVS Diesel Systems Ltd	India	52.5%
Hartridge Limited	England and Wales
TecAlliance GmbH	Federal Republic of Germany	2.73%